Exhibit 10.10.2
COMPENSATION AGREEMENT
It is hereby agreed and understood between Kevin L. Kemmerer (“Executive”) and Safeguard Scientifics, Inc. (the “Company”) as of this 14th day of December, 2009 as follows:
Notwithstanding anything to the contrary that may be contained in any other written agreement pertaining to the employment of Executive by the Company by and between Executive and the Company, effective January 1, 2010, the Company shall no longer provide to Executive any of the following perquisites: i) car allowance; ii) club dues; and/or iii) executive medical coverage.
In lieu of such perquisites, effective January 1, 2010, Executive’s base salary shall be increased by $23,000 from its current level. In addition, Executive’s target bonus level for purposes of the Company’s 2010 MIP shall be increased from its present level by $11,500.
Other than as specifically set forth herein, it is not intended that this Agreement shall in any way affect any of the other prevailing terms of employment between Executive and the Company.
In witness whereof, the undersigned have caused this Agreement to be duly executed as of the date first above written.
EXECUTIVE

/s/ Kevin L. Kemmerer

Kevin L. Kemmerer
SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Brian J. Sisko

Brian J. Sisko
Senior Vice President & General Counsel